Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Genius Products, Inc. of our report, dated February 24, 2005, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Genius Products, Inc. for the year ended December 31, 2004.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 15, 2005